EXHIBIT 4.3

EXECUTION VERSION

Registration Rights Agreement

Dated as of January 21, 2011

by and among

CityCenter Holdings, LLC

and

CityCenter Finance Corp.

and

the Guarantors listed on the Signature pages hereof,

on the one hand,

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

RBS Securities Inc. and Barclays Capital Inc

and

the other Initial Purchasers,

on the other hand

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into on January 21, 2011, by and among CityCenter Holdings, LLC, a Delaware limited liability company (the “Company”), and CityCenter Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and the Guarantors listed on the signature page of this Agreement (the “Guarantors”), on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Barclays Capital Inc., for themselves and as representatives of the Initial Purchasers listed on Schedule A hereto (collectively, the “Initial Purchasers”), on the other hand.

This Agreement is made pursuant to that certain Purchase Agreement, dated January 13, 2011 by and among the Issuers, the Guarantors and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of an aggregate of $900,000,000 in principal amount of the Issuers’ 7.625% Senior Secured First Lien Notes due 2016 (the “Initial Notes”), which are guaranteed by the Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto covenant and agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.

“Additional Interest” shall have the meaning set forth in Section 2.5(a) hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Co-Issuer” shall have the meaning set forth in the preamble and shall also include the Co-Issuer’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2.2(b).

“Exchange Date” shall have the meaning set forth in Section 2.1(b)(ii).

“Exchange Notes” means the securities to be issued by the Issuers and guaranteed by the Guarantors under the Indenture containing terms identical to the Initial Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Initial Notes in exchange for Transfer Restricted Notes pursuant to the Exchange Offer.

“Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantors of Exchange Notes for Transfer Restricted Notes pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Event Date” shall have the meaning set forth in Section 2.5(b).

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of Transfer Restricted Notes under a Shelf Registration Statement.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Transfer Restricted Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Notes under the Indenture and each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

“Indenture” shall mean the Indenture relating to the Initial Notes, dated as of January 21, 2011, among the Issuers, the Guarantors, and U.S. Bank National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Notes” shall have the meaning set forth in the preamble hereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuers” shall have the meaning set forth in the preamble and shall also include the Issuers’ successors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Notes; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Issuers and other obligors on the Initial Notes or any Affiliate (as defined in the Indenture) of the Issuers or any Guarantor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount; provided, further, that if the Issuers shall issue any additional Initial Notes under the Indenture prior to consummation of the Exchange Offer, or if applicable, the effectiveness of any Shelf Registration Statement, such additional Initial Notes and the Transfer Restricted Notes to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Transfer Restricted Notes has been obtained.

“Participating Broker-Dealer” shall mean any of the Initial Purchasers and any other broker-dealer which makes a market in the Initial Notes and exchanges Transfer Restricted Notes in the Exchange Offer for Exchange Notes.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the 1933 Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2.5(a).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” that is required to be retained by any holder of Transfer Restricted Notes in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes

and any filings with FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Notes on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuers and the Guarantors and of the independent public accountants of the Issuers and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders as a group (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers); (vii) the fees and expenses of the Trustee (including the reasonable fees and disbursements of its counsel), and any escrow agent or custodian, (viii) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Issuers and the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Notes by a Holder. Notwithstanding the foregoing, except as specifically provided above, the Issuers and the Guarantors shall not be responsible for the fees and expenses of the Initial Purchasers in connection with the Exchange Offer, or the fees and expenses of counsel to the Initial Purchasers in connection therewith.

“Registration Statement” shall mean any registration statement of the Issuers and the Guarantors which covers any of the Exchange Notes or Transfer Restricted Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers and the Guarantors pursuant to the provisions of Section 2.2, including an Automatic Shelf Registration Statement, if applicable, which covers all or a portion of the Transfer Restricted Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and all material incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2.2(a)(iii).

“TIA” shall have the meaning set forth in Section 2.1(d) hereof.

“Transfer Restricted Notes” shall mean each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the 1933 Act, (b) the date on which such Initial Note has been effectively registered under the 1933 Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Note is distributed to the public by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) the date on which such Initial Note ceases to be outstanding under the Indenture.

“Trustee” shall mean the trustee with respect to the Initial Notes under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4(a).

2.	Registration Under the 1933 Act.

2.1	Exchange Offer.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the staff of the SEC, the Issuers and the Guarantors shall use their reasonable best efforts to (X) file an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Transfer Restricted Notes for Exchange Notes within 420 days after the issue date of the Initial Notes, (Y) cause such Exchange Offer Registration Statement to be declared effective by the SEC within 480 days after the issue date of the Initial Notes and (Z) have such Registration Statement remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers if one or more broker-dealers notify the Issuers in writing that they anticipate that they will be Participating Broker-Dealers. The Issuers and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

(b) The Issuers and the Guarantors shall, for the benefit of the Holders, at the Issuers’ and Guarantors’ cost, commence the Exchange Offer, if any, by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Transfer Restricted Notes validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Transfer Restricted Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Transfer Restricted Note exchanged pursuant to the Exchange Offer will be required to (A) surrender such Transfer Restricted Note, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the Depositary, in each case prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Transfer Restricted Notes exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the Depositary.

(c) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Notes for Exchange Notes (assuming that such Holder makes representations and warranties to the Issuers that (a) it is not an affiliate of the Issuers within the meaning of Rule 405 under the 1933 Act, (b) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (c) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (d) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Transfer Restricted Notes acquired as a result of market-making or other trading activities, then such broker-dealer will deliver a prospectus (or, to the extent permitted by law, make available a Prospectus) in connection with any resale of such Exchange Notes, and (e) it has no arrangements or understandings with any Person to participate in the distribution of the Transfer Restricted Notes or the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

(d) The Exchange Notes, shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Exchange Notes and the Initial Notes shall vote and consent together on all matters as one class and none of the Exchange Notes or the Initial Notes will have the right to vote or consent as a separate class on any matter.

(e) As soon as practicable after the last Exchange Date, the Issuers and the Guarantors shall:

(i) accept for exchange all Transfer Restricted Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the

Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii) deliver to the Trustee for cancellation all Transfer Restricted Notes so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Transfer Restricted Notes so accepted for exchange in a principal amount equal to the principal amount of the Transfer Restricted Notes of such Holder so accepted for exchange.

(f) Interest on each Exchange Note will accrue (a) from the later of (i) the last date on which interest was paid on the Transfer Restricted Notes surrendered in exchange therefor or (ii) if the Transfer Restricted Notes are surrendered for exchange on a date that is after the record date with respect to an interest payment date that will occur on or after the settlement of such exchange, the date of such interest payment date or (b) if no interest has been paid on the Transfer Restricted Notes, from the date of issuance. Upon request, the Issuers shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, but not the obligation, to contact such Holders and otherwise facilitate the tender of Transfer Restricted Notes in the Exchange Offer.

(g) The Issuers and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Offer shall not be subject to any conditions, other than (1) the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the SEC, (2) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer and (3) all governmental approvals shall have been obtained that the Issuers deem necessary for the consummation of the Exchange Offer.

2.2	Shelf Registration.

(a) If,

(i) the Issuers and the Guarantors determine that an Exchange Offer Registration pursuant to Section 2.1 is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law, SEC rules and regulations or any interpretation of the staff of the SEC, or

(ii) the Exchange Offer is not for any other reason completed by the 90th day following the date the Exchange Offer Registration Statement is declared effective, or

(iii) with respect to any Holder of Transfer Restricted Notes (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is an Initial Purchaser and holds Transfer

Restricted Notes acquired directly from the Issuers or one of their affiliates after the effectiveness deadline for the Exchange Offer Registration Statement specified in Section 2.1(a) above, then, upon such Holder’s request (a “Shelf Request”):

the Issuers and the Guarantors shall promptly deliver to the Holders and the Trustee written notice thereof and shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Transfer Restricted Notes by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

(b) In the event that the Issuers and the Guarantors are required to file a Shelf Registration Statement, the Issuers and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended (including through post-effective amendments on Form S-3 if the Issuers are eligible to use such Form) for a period of six months following the effective date such Shelf Registration Statement or such shorter period that will terminate when all Transfer Restricted Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement (the “Effectiveness Period”). The Issuers and the Guarantors agree to furnish to the Holders of Transfer Restricted Notes listed in the Shelf Registration Statement and the related Prospectus copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Issuers represent, warrant and covenant that they (including their agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus in connection with the sale of Transfer Restricted Notes under a Shelf Registration Statement.

(d) Notwithstanding any other provisions hereof, the Issuers and the Guarantors shall use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it is declared effective by the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

(e) The Issuers and the Guarantors shall not permit any securities other than Transfer Restricted Notes to be included in the Shelf Registration Statement. The Issuers and the Guarantors agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3 Expenses. The Issuers and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Sections 2.1 and 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Notes pursuant to the Shelf Registration Statement.

2.4	Effectiveness.

(a) The Issuers and the Guarantors will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to be declared, or to remain, effective during the requisite period if either the Issuers or any Guarantor voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective, or in the Holders of Transfer Restricted Notes covered thereby not being able to exchange or offer and sell such Transfer Restricted Notes during that period as and to the extent contemplated hereby, unless such action is required by applicable law, in each case other than under the circumstances described in Sections 3(e)(iii), (iv), (v) or (vi) below.

(b) Neither an Exchange Offer Registration Statement pursuant to Section 2.1 hereof nor a Shelf Registration Statement pursuant to Section 2.2 hereof will be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it becomes effective, the offering of Transfer Restricted Notes pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will not be effective during the period of such interference, until the offering of Transfer Restricted Notes pursuant to such Registration Statement may legally resume.

2.5	Additional Interest.

(a) In the event that (i) an Exchange Offer Registration Statement is required pursuant to Section 2.1 and (x) such Exchange Offer Registration Statement is not on file with the SEC by the 420th day after the issuance of the Initial Notes; (y) such Exchange Offer Registration Statement does not become effective by the 480th day after the issuance of the Initial Notes or (z) the Exchange Offer is not completed within 60 days after the date on which the Exchange Offer Registration Statement has been declared effective, or (ii) a Shelf Registration Statement is required in accordance with Section 2.2 and such Shelf Registration Statement (x) has not been declared effective on or prior to the 90th day following (A) the date of such determination, in the case of a Shelf Registration Statement required pursuant to Section 2.2(a)(i) or (B) such date, in the case of a Shelf Registration Statement required pursuant to Section 2.2(a)(ii), or (C) the date of such Shelf Request, in the case of a Shelf Registration Statement required pursuant to Section 2.2(a)(iii), or (y) is declared effective but ceases to be effective or the corresponding Prospectus ceases to be usable at any time during the Effectiveness Period, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period (any event referred to in the foregoing clauses (i) or (ii) a “Registration Default”), then, in each case, the interest rate on the then outstanding Transfer Restricted Notes will be increased by 0.25% per annum for the first 90-day period immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, in each case until the earlier to occur of (1) the date that the Registration Default is cured and (2) the date that is the two year anniversary of the issue date of the

Initial Notes. Any amounts payable under this paragraph shall be deemed “Additional Interest” for purposes of this Agreement.

(b) The Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any Additional Interest due shall be payable on each interest payment date to the Holder of Initial Notes with respect to which Additional Interest is due and owing. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date. Notwithstanding the foregoing, (1) Additional Interest shall not accrue in respect of more than one Registration Default at any time and (2) any Holder of Transfer Restricted Notes who fails to provide the information requested by the Issuers in accordance with Section 3 of this agreement shall not be entitled to payment of any Additional Interest with respect to any Registration Default occurring pursuant to Section 2.5(a)(ii) until such Holder has provided such information.

3.	Registration Procedures.

In connection with the obligations of the Issuers and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuers and the Guarantors shall:

(a) prepare and file with the SEC a Registration Statement, within the relevant time periods specified in Sections 2.1 and 2.2, on the appropriate form under the 1933 Act and the rules promulgated thereunder, which form (i) shall be selected by the Issuers, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act and (v) use their reasonable best efforts to cause such Registration Statement to be declared effective and remain effective for the applicable period in accordance with Sections 2.1 and 2.2 hereof,

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer); and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Notes or Exchange Notes;

(c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Notes to be covered thereby, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to such Transfer Restricted Notes is being filed and advising such Holders that the distribution of such Transfer Restricted Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Transfer Restricted Notes to be covered thereby and to each underwriter of an underwritten offering of Transfer Restricted Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Transfer Restricted Notes; and (iii) do hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

(d) use their reasonable best efforts to register or qualify the Transfer Restricted Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Notes covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, cooperate with such Holders in connection with any filings required to be made with FINRA, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; provided, however, that the Issuers and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject them to general service of process or taxation in any such jurisdiction where they are not then so subject;

(e) notify promptly each Holder of Transfer Restricted Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuers that it is utilizing the Exchange Offer Registration Statement as provided in clause (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has been declared effective and when any post-effective amendments and supplements to a Registration Statement have become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has been declared effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuers of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Notes covered thereby, the representations and warranties of the Issuers and the

Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Issuers that a post-effective amendment to such Registration Statement would be appropriate;

(f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be in customary form, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Transfer Restricted Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuers the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker Dealer may reasonably request, (iii) do hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Transfer Restricted Notes pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer’s making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment, and, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(h) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(i) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Transfer Restricted Notes;

(j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and (vi) hereof, as promptly as practicable after the occurrence of such an event, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Issuers determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuers and the Guarantors agree promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(k) in the case of a Shelf Registration Statement, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuers and the Guarantors as shall be reasonably requested by the Holders of Transfer Restricted Notes, or the Initial Purchasers on behalf of such Holders, available for discussion of such document; and the Issuers and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers shall not have previously been advised and furnished a copy or to which the Initial Purchasers shall reasonably object;

(l) obtain a CUSIP number for all Exchange Notes or Transfer Restricted Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes or the Transfer Restricted Notes, as the case may be, in a form eligible for deposit with the Depositary;

(m) (i) in the case of a Shelf Registration, cause the Indenture to be qualified under the TIA in connection with the registration of the Transfer Restricted Notes, and, in the case of an Exchange Offer Registration, cause or maintain, as the case may be, the Indenture to be qualified under the TIA in connection with the registration of the Exchange Notes, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be, or continue to be, so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Transfer Restricted Notes and if so requested by the holders of such Transfer Restricted Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i) make such representations and warranties to the Holders of such Transfer Restricted Notes and the underwriters, if any, as the Issuers and the Guarantors are able to make, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii) in connection with an underwritten registration, obtain opinions of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Transfer Restricted Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii) in connection with an underwritten registration, obtain “cold comfort” letters and updates thereof from the Issuers’ and the Guarantors’ independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Notes (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Notes, which agreement shall be in form, substance and scope customary for similar offerings;

(v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Transfer Restricted Notes being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(o) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Transfer Restricted Notes, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all non-confidential financial and other records, pertinent corporate documents and properties of the Issuers or any Guarantor reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuers and the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration

Statement, and make such representatives of the Issuers and the Guarantors available for discussion of such documents as shall be reasonably requested by such persons;

(p) if so requested by the Initial Purchasers, in the case of an Exchange Offer Registration Statement, a reasonable time prior to filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Transfer Restricted Notes;

(q) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such documents to the Initial Purchasers, if so requested, to the Holders of Transfer Restricted Notes to be covered thereby, to counsel for such Holders designated by them and to the underwriter or underwriters of an underwritten offering of such Transfer Restricted Notes, if any, make such changes in any such document prior to the filing thereof relating to such Holders or such Transfer Restricted Notes as the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Transfer Restricted Notes covered by such Shelf Registration Statement, counsel for such Holders of Transfer Restricted Notes covered by such Shelf Registration Statement, or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders of Transfer Restricted Notes covered by such Shelf Registration Statement, counsel to such Holders of Transfer Restricted Notes or any underwriter shall reasonably object, and make the representatives of the Issuers and the Guarantors available for discussion of such document as shall be reasonably requested by such Holders of Transfer Restricted Notes, the counsel for such Holders of Transfer Restricted Notes or any underwriter;

(r) in the case of a Shelf Registration, use their reasonable best efforts to cause all Transfer Restricted Notes to be listed on any securities exchange on which similar debt securities issued by the Issuers and the Guarantors are then listed if requested by the Majority Holders of such Transfer Restricted Notes covered by such Shelf Registration Statement, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Notes, if any;

(s) in the case of a Shelf Registration, use their reasonable best efforts to cause the Transfer Restricted Notes to be rated by the appropriate rating agencies, if so requested by the Majority Holders of the Transfer Restricted Notes covered by such Shelf Registration Statement, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Notes, if any;

(t) otherwise comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u) cooperate and assist in any filings required to be made with FINRA and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA);

(v) if reasonably requested by any Holder of Transfer Restricted Notes covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be so included in such filing;

(w) so long as any Transfer Restricted Notes remain outstanding, cause each Additional Guarantor upon such Person becoming an Additional Guarantor, to execute a joinder to this Agreement and to deliver such joinder to the Initial Purchasers no later than five Business Days following the execution thereof; and

(x) amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to this Agreement), in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the staff of the SEC. The Issuers and the Guarantors agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this clause (x).

In the case of a Shelf Registration Statement, the Issuers and the Guarantors may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Transfer Restricted Notes to furnish to the Issuers and Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Transfer Restricted Notes as the Issuers and Guarantors may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuers or any Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(iii) or (vi) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Issuers and Guarantors, such Holder will deliver to the Issuers and Guarantors (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes current at the time of receipt of such notice.

If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Transfer Restricted Notes to be included in such offering and shall be acceptable to the Issuers and Guarantors. No Holder of Transfer Restricted Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

If the Issuers and the Guarantors shall give any notice to suspend the disposition of Transfer Restricted Notes pursuant to a Registration Statement, the Issuers and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Transfer Restricted Notes shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Issuers and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

4.	Indemnification; Contribution.

(a) The Issuers and the Guarantors agree to indemnify, jointly and severally, and hold harmless the Initial Purchasers and each of their affiliates and any other Person under common control with the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes or Transfer Restricted Notes were registered under the 1933 Act, including all documents incorporated therein by reference, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Issuers and the Guarantors; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning any Holder or Underwriter furnished to the Issuers by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided, further, that the indemnity agreement contained in this subsection shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Initial Notes concerned, to the extent that a prospectus relating to such Initial Notes was required to be delivered by such Holder or Participating Broker-Dealer under the 1933 Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the sale of such Initial Notes to such person, a copy of such prospectus if the Issuers have previously furnished copies thereof to such Holder or Participating Broker-Dealer.

(b) Each Holder, severally, but not jointly, agrees to indemnify and hold harmless the Issuers, the Guarantors, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Issuers, any Guarantor , any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuers and the Guarantors by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Notes pursuant to such Shelf Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 4, is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Issuers and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the

Issuers or any Guarantor , and each Person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers and the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Initial Notes set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which all of the Initial Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay under Section 4(b) hereof.

The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers or the Guarantors or the officers or directors of or any Person controlling the Issuers or the Guarantors, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Transfer Restricted Notes pursuant to a Shelf Registration Statement; provided, however, that the indemnity and contribution rights provided for, in this Section 4 shall not extend to any losses, liabilities or other damages arising out of actions occurring after the termination of this Agreement.

5.	Miscellaneous.

5.1 No Inconsistent Agreements. The Issuers and the Guarantors have not entered into, and the Issuers and the Guarantors will not after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Issuers’ or Guarantors’ other issued and outstanding securities under any such agreements.

5.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Guarantors have obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or departure.

5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 5.4, which address initially, and until so changed, is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuers and the Guarantors,

initially at the Issuers’ address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified therein.

5.4 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuers or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement

5.5 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Transfer Restricted Notes) shall be third party beneficiaries to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Transfer Restricted Notes shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.6 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers or the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and Guarantors’ obligations under Sections 2.1 through 2.4 hereof.

5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the state of New York without regard to the principles of conflict of laws thereof.

5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CITYCENTER HOLDINGS LLC, a Delaware limited liability company

By:	/s/ William M. Scott IV
Name: William M. Scott IV
Title: Authorized Representative

CITYCENTER FINANCE CORP., a Delaware corporation

By:	/s/ William M. Scott IV
Name: William M. Scott IV
Title: Vice President

[SIGNATURE PAGE TO FIRST LIEN REGISTRATION RIGHTS AGREEMENT]

Joined in and agreed to and accepted by the

following Guarantors as of the date first above written:

1.	CityCenter Land, LLC

2.	Vdara Land, LLC

3.	CityCenter Vdara Development, LLC

4.	CityCenter Veer Towers Development, LLC

5.	CityCenter Harmon Development, LLC

6.	CityCenter Boutique Residential Development, LLC

7.	Aria Resort & Casino Holdings, LLC

8.	The Crystals at CityCenter, LLC

9.	CityCenter Harmon Hotel Holdings, LLC

10.	CityCenter Boutique Hotel Holdings, LLC

11.	CityCenter Vdara Condo Hotel Holdings, LLC

[The remainder of this page is intentionally left blank. Signature on the following page.]

[SIGNATURE PAGE TO FIRST LIEN REGISTRATION RIGHTS AGREEMENT]

Each of the foregoing by William M. Scott IV, its Authorized Representative

By:	/s/ William M. Scott IV
Name:	William M. Scott IV
Title:	Authorized Representative

[SIGNATURE PAGE TO FIRST LIEN REGISTRATION RIGHTS AGREEMENT]

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Grimes
Name: Michael Grimes
Title: Director

RBS SECURITIES, INC.

By:	/s/ Michael F. Newcomb II
Name: Michael F. Newcomb II
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Tim Hartzell
Name: Tim Hartzell
Title: Managing Director

For themselves and as representatives of the other Initial Purchasers

[SIGNATURE PAGE TO FIRST LIEN REGISTRATION RIGHTS AGREEMENT]

Schedule A

Initial Purchaser
Merrill Lynch, Pierce Fenner & Smith Incorporated
Barclays Capital Inc.
RBS Securities Inc.
BNP Paribas Securities Corp.
SMBC Nikko Capital Markets Limited
UBS Securities LLC

Schedule A-1